SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [   ]

Check  the  appropriate  box:

[ ] Preliminary  Proxy  Statement
[ ] Confidential,  for  Use  of  the Commission Only (as permitted by Rule
    14a-6(e)(2)
[X] Definitive  Proxy  Statement
[ ] Definitive  Additional  Materials
[ ] Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or Section
    240.14a-12

GENUS,  INC.
------------
(Name  of  Registrant  as  Specified  In  Its  Charter)


(Name  of  Person(s)  Filing  Proxy  Statement,  if  other  than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X] No  fee  required.
[ ] Fee  computed  on  table  below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title  of  each  class  of  securities  to  which  transaction  applies:
    (2) Aggregate  number  of  securities  to  which  transaction  applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:
    (4) Proposed  maximum  aggregate  value  of  transaction:
    (5) Total  fee  paid:

[ ] Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount  Previously  Paid:
    (2) Form,  Schedule  or  Registration  Statement  No.:
    (3) Filing  Party:
    (4) Date  Filed:



                                   GENUS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 19, 1999

TO  THE  SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Genus, Inc. (the "Company") will be held on Wednesday, May 19, 1999 at 10:00 a.m., local time, at The Network Meeting Center located at 5201 Great America Parkway, Suite 122 in Santa Clara, California, 95054, for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To approve an amendment to the 1991 Incentive Stock Option Plan increasing the number of shares reserved for issuance thereunder by 500,000 additional shares.

3. To approve an amendment to the 1989 Employee Stock Purchase Plan increasing the number of shares reserved for issuance thereunder by 300,000 additional shares.

4. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company's financial statements for the fiscal year ending December 31, 1999.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on March 22, 1999 are entitled to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the self-addressed stamped envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

                                       THE  BOARD  OF  DIRECTORS

                                       WILLIAM  W.R.  ELDER
                                       Chairman of the Board, President and Chief Executive Officer

Sunnyvale,  California
April  19,  1999


                                   GENUS, INC.

             PROXY STATEMENT FOR 1999 ANNUAL MEETING OF SHAREHOLDERS

     The enclosed Proxy is solicited on behalf of the Board of Directors of Genus, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held Wednesday, May 19, 1999 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at The Network Meeting Center at 5201 Great America Parkway, Suite 122 in Santa Clara, California, 95054. The principal executive offices of the Company are located at 1139 Karlstad Drive, Sunnyvale, California 94089. The Company's telephone number at that location is
(408)  747-7120.

     These proxy solicitation materials were mailed on or about April 19, 1999 to all shareholders entitled to vote at the meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD  DATE  AND  SHARE  OWNERSHIP

     Shareholders of record at the close of business on March 22, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 18,113,791 shares of the Company's common stock, no par value, were issued and outstanding.

VOTING

     Each share of common stock outstanding on the Record Date is entitled to one vote. In addition, each shareholder on the Record Date, or his or her proxy, may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than four candidates. No shareholder or proxy, however, shall be entitled to cumulate votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate votes. If any shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination.

QUORUM;  ABSTENTIONS;  BROKER  NON-VOTES

     The affirmative vote of a majority of the Votes Cast will be required under California law to approve the proposals in this Proxy Statement. For this purpose, the "Votes Cast" are defined under California law to be the shares of the Company's common stock represented and "voting" at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal.

     While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal.

REVOCABILITY  OF  PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Kenneth Schwanda, Vice President of Finance, Chief Financial Officer) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company is retaining the services of Corporate Investor Communications, Inc. to solicit proxies for a cost of approximately $6,000 plus out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

DEADLINE  FOR  RECEIPT  OF  SHAREHOLDER  PROPOSALS

     Shareholders who intend to present a proposal for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Shareholders must submit the proposal to the Company no later than December 21, 1999. Additionally, shareholders who intend to present a proposal at the 2000 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials for the 2000 Annual Meeting must provide notice of such proposal to the Company no later than December 21, 1999. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's common stock as of March 22, 1999 by (i) each of the Company's directors, (ii) each executive officer named in the Summary Compensation Table appearing herein, (iii) all directors and executive officers of the Company as a group, and (iv) each person known by the Company to beneficially own more than 5% of the Company's common stock:


NAME OF BENEFICIAL OWNER                                          NUMBER OF SHARES(1)  PERCENT OF CLASS(2)
----------------------------------------------------------------  -------------------  -------------------
Bachow Investment Partners III, L.P.                                          977,876                5.40%
   3 Bala Plaza East, Suite 502
   Bala Cynwyd, PA 19004
William W.R. Elder (3)                                                        438,929                2.42%
Kenneth Schwanda (4)                                                           64,968                   *
Jeff Farrell (5)                                                               72,882                   *
Mario M. Rosati (6)                                                            59,250                   *
James T. Healy                                                                  5,000                   *
Thomas E. Seidel (7)                                                          132,264                   *
John E. Aldeborgh                                                               2,593                   *
G. Frederick Forsyth (8)                                                       16,250                   *
Todd S. Myhre (9)                                                             102,923                   *
All directors and executive officers as a group (8 persons) (10)              889,960                4.91%

*  Less  than  1%.

(1) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Applicable percentage ownership is based on 18,113,791 shares of common stock outstanding as of March 22, 1999 together with applicable options for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of common stock subject to the options currently exercisable, or exercisable within 60 days of March 22, 1999, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(3) Consists of 305,599 shares held by William W.R. Elder and Gloria S. Elder Family Trust, and options to purchase 133,330 shares of common stock exercisable within 60 days of March 22, 1999.

(4) Consists of 31,634 shares of common stock and options to purchase 33,334 shares of common stock exercisable within 60 days of March 22, 1999.

(5) Consists of 18,048 shares of common stock and options to purchase 54,834 shares of common stock exercisable within 60 days of March 22, 1999.

(6) Consists of 22,500 shares held by Mr. Rosati, 9,000 shares held by WS Investment Company 92A and options to purchase 27,750 shares of common stock exercisable within 60 days of March 22, 1999. Mr. Rosati is a general partner of WS Investment Company 92A and disclaims beneficial ownership of the shares held by such entity except to the extent of his proportionate partnership interest therein.

(7) Consists of 17,266 shares of common stock and options to purchase 114,998 shares of common stock exercisable within 60 days of March 22, 1999.

(8) Consists of options to purchase 16,250 shares of common stock exercisable within 60 days of March 22, 1999.

(9) Consists of options to purchase 102,923 shares of common stock exercisable within 60 days of March 22, 1999.

(10) Includes options to purchase 509,754 shares of common stock exercisable within 60 days of March 22, 1999.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

NOMINEES

     The Company's Bylaws provide for a variable board of four to seven directors, with the number currently fixed at four. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four nominees named below, all of who are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

     The names of the nominees, and certain information about them, are set forth below.


NAME OF NOMINEE       AGE                             PRINCIPAL OCCUPATION                              DIRECTOR SINCE
--------------------  ---  ---------------------------------------------------------------------------  --------------
William W.R. Elder     60  Chairman of the Board, President and Chief Executive Officer of the Company            1981
Todd S. Myhre          53  Business Consultant                                                                    1994
G. Frederick Forsyth   55  Business Consultant                                                                    1996
Mario M. Rosati        52  Member of Wilson Sonsini Goodrich & Rosati, Professional Corporation                   1981

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There are no family relationships among any directors or executive officers of the Company.

     Mr. Elder, a founder of the Company, is the Chairman of the Board, President and Chief Executive Officer of the Company. From October 1996 to April 1998, he served only as Chairman of the Board. From April 1990 to September 1996, he was Chairman of the Board, President and Chief Executive Officer of the Company. From November 1981 to April 1990, he was President and a director of the Company.

     Mr. Myhre has served as a director of the Company since January 1994. Since April 1998, and from September 1995 to January 1996, Mr. Myhre has served as President and Chief Executive Officer of GameTech International, an electronic gaming manufacturer. From September 1995 to March 1998, Mr. Myhre was an international business consultant. From January 1993 to August 1993, from August 1993 to December 1993 and from January 1994 to August 1995, Mr. Myhre served as Vice President and Chief Financial Officer of the Company, as Executive Vice President and Chief Operating Officer of the Company and as President and a director of the Company, respectively.

     Mr. Forsyth has been a director of the Company since February 1996. Since March 1999, Mr. Forsyth has served as President, Systems Engineering and Services of Solectron Corp. From August 1997 to March 1999, he served as President, Professional Products Division of Iomega, Inc. From June 1989 to February 1997, Mr. Forsyth was associated with Apple Computer, Inc., a personal computer manufacturer, in various senior management positions, most recently as Senior Vice President and General Manager, Macintosh Product Group.

     Mr. Rosati has been Secretary of the Company since May 1996 and a director of the Company since the Company's inception in November 1981. He is also a director of Aehr Test Systems, a manufacturer of semiconductor test equipment; Meridian Data, Inc., a developer of compact disc-read only memory (CD-ROM) and compact disc-recordable (CD-R) systems and related software for both networks and personal computers; Ross Systems, Inc., a supplier of enterprise-wide business systems and related services to companies installing open systems/client server software products; Sanmina Corporation, an electronics manufacturer of multilayered printed circuit boards, backplane assemblies, subassemblies, and printed circuit board assemblies; and Vivus, Inc., a pharmaceutical company developing products for erectile disfuntion. He is a member of Wilson Sonsini Goodrich & Rosati, P.C., general counsel to the Company.

VOTE  REQUIRED

     The four nominees receiving the highest number of affirmative votes of the Votes Cast will be elected as directors of the Company for the ensuing year.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

BOARD  MEETINGS  AND  COMMITTEES

     The Board of Directors of the Company held a total of 13 meetings during the year ended December 31, 1998. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     During the year ended December 31, 1998, and as of March 22, 1999, the Audit Committee of the Board of Directors, consisting of directors Forsyth, Myhre and Rosati, held 1 meeting. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     During the year ended December 31, 1998, and as of March 22, 1999, the Compensation Committee of the Board of Directors, consisting of directors Forsyth, Myhre and Rosati, held 1 meeting. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policy. See "Compensation Committee Report on Executive Compensation."

     No director serving in the year ended December 31, 1998, attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he or she serves.

DIRECTOR  COMPENSATION

     The Company currently pays to its directors who are not employees a fee of $1,000 per meeting and $500 per telephonic meeting. In addition, the Company pays non-employee members of the board an annual fee of $10,000. The Company also reimburses directors for reasonable expenses incurred in attending meetings. Under the Company's 1991 Incentive Stock Option Plan, each of the non-employee directors receives an automatic grant of an option to purchase 5,000 shares of common stock on the date of his or her appointment or election to the Board and, for so long as he or she continues to serve as a director, an automatic grant of an option to purchase 5,000 shares of common stock on February 7 of each year.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     In 1998 the Company paid legal fees and expenses to Wilson Sonsini Goodrich & Rosati, Professional Corporation, general counsel to the Company. The amounts paid by the Company to Wilson Sonsini Goodrich & Rosati were less than 5% of the law firm's total gross revenues for its last completed fiscal year. Mario M. Rosati, a director and Secretary of the Company, is a member of the law firm of Wilson Sonsini Goodrich & Rosati.

SECTION  16(A)  REPORTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during 1998 its executive officers, directors and 10% shareholders filed all required Section 16(a) reports on a timely basis, with the following exceptions: James T. Healy, Mary F. Bobel, John E. Aldeborgh, Frederick E. Heslet, Ed.D. and James McEleney.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY  COMPENSATION  TABLE

     The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for the three fiscal years ended December 31, 1998, 1997 and 1996:


                                                                             LONG TERM COMPENSATION AWARDS
                                                                             -----------------------------
                                              ANNUAL COMPENSATION              SECURITIES
                                       ------------------------------------    UNDERLYING
                                FISCAL                        OTHER ANNUAL      OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR  SALARY($) BONUS($)(1) COMPENSATION($) (# OF SHARES) COMPENSATION($)
----------------------------    -----  --------- ----------- --------------- ------------- ---------------
William W.R. Elder               1998  285,576       --              --      300,000         4,489  (3)
 Chairman of the Board,          1997  305,000       --              --           --         3,540  (4)
 President and Chief Executive   1996  304,167       --              --       50,000         2,947  (5)
 Officer (2)

James T. Healy                   1998  122,493       --      22,367  (7)     250,000       228,625  (8)
 Former President and Chief      1997  300,000   90,000              --           --         6,940  (9)
 Executive Officer (6)           1996   87,500       --              --      250,000            --

Kenneth Schwanda                 1998  106,118       --              --       53,000         1,080 (10)
 Vice President of Finance and   1997   95,948       --              --       10,000           744 (11)
 Chief Financial Officer         1996   82,500    4,230              --           --           568 (12)

John E. Aldeborgh                1998  150,491       --      41,874 (14)      50,000       167,215 (15)
 Former Executive Vice           1997  206,845   20,976              --       30,000         8,716
 President, Chief Customer       1996  182,390       --              --       50,000            --
 Satisfaction Officer (13)

Thomas E. Seidel, Ph.D.          1998  210,000       --              --      200,000         5,895 (16)
 Executive Vice President and    1997  209,200   21,000              --      125,000           948
 Chief Technical Officer         1996  183,333       --              --        5,000         8,692

Jeff Farrell                     1998  144,922       --              --      107,000         2,272 (17)
 Vice President of Engineering   1997  141,284       --              --       10,000         1,612 (18)
                                 1996   96,254       --              --       12,500         1,204 (19)

(1) Except as otherwise noted, all bonuses were earned by the named officer in fiscal year indicated and paid to the named officer early in the subsequent year pursuant to the Company's Management Incentive Plan.

(2) Mr. Elder was re-appointed President and Chief Executive Officer in April 1998.

(3) Consists of insurance premiums of $4,489 for a term life insurance policy, the proceeds of which are payable to Mr. Elder's named beneficiaries.

(4) Consists of insurance premiums of $3,540 for a term life insurance policy, the proceeds of which are payable to Mr. Elder's named beneficiaries.

(5) Consists of insurance premiums of $2,994 for a term life insurance policy, the proceeds of which are payable to Mr. Elder's named beneficiaries.

(6) Mr. Healy served as President and Chief Executive Officer of the Company until April 1998.

(7)     Includes  car  allowance  of  $18,135.

(8) Consists of insurance premiums of $2,996 for a group term life insurance policy, the proceeds of which were payable to Mr. Healy's named beneficiaries, matched 401(k) contributions of $629 and severance payment of $225,000.

(9) Consists of insurance premiums of $5,040 for a group term life insurance policy, the proceeds of which were payable to Mr. Healy's named beneficiaries, and matched 401(k) contributions of $1,900.

(10) Consists of insurance premiums of $231 for a group term life insurance policy, the proceeds of which were payable to Mr. Schwanda's named beneficiaries, and matched 401(k) contribution of $849.

(11) Consists of insurance premiums of $149 for a group term life insurance policy, the proceeds of which are payable to Mr. Schwanda's named beneficiaries, and matched 401(k) contribution of $595.

(12) Consists of insurance premiums of $149 for a group term life insurance policy, the proceeds of which are payable to Mr. Schwanda's named beneficiaries, and matched 401(k) contribution of $419.

(13)     Mr.  Aldeborgh  served  as  Executive  Vice  President,  Chief Customer
Satisfaction  Officer  of  the  Company  until  June  1998.

(14)     Includes  sales  commissions  of  $33,738.

(15) Consists of matched 401(k) contribution of $715 and severance payment of $166,500.

(16) Consists of insurance premiums of $5,335 for a group term life insurance policy, the proceeds of which are payable to Dr. Seidel's named beneficiaries, and matched 401(k) contribution of $560.

(17) Consists of insurance premiums of $1,452 group term life insurance policy, the proceeds of which are payable to Mr. Farrell's named beneficiaries, and matched 401(k) contribution of $820.

(18) Consists of insurance premiums of $848 for a group term life insurance policy, the proceeds of which are payable to Mr. Farrell's named beneficiaries, and matched 401(k) contribution of $764.

(19) Consists of insurance premiums of $601 for a group term life insurance policy, the proceeds of which are payable to Mr. Farrell's named beneficiaries, and matched 401(k) contribution of $603.

OPTION/SAR  GRANTS  IN  LAST  FISCAL  YEAR

     The following table provides information on option grants made in fiscal 1998 to the Named Executive Officers. No SARs were granted.


                                   INDIVIDUAL GRANTS                            POTENTIAL
                          ----------------------------------                REALIZABLE VALUE
                                    % OF TOTAL                              AT ASSUMED ANNUAL
                          NUMBER OF   OPTIONS                               RATES OF STOCK
                         SECURITIES GRANTED TO                             PRICE APPRECIATION
                         UNDERLYING  EMPLOYEES    EXERCISE                 FOR OPTION TERM(3)
                          OPTIONS    IN FISCAL   PRICE PER    EXPIRATION   ------------------
NAME                      GRANTED     YEAR (1)  SHARE ($)(2)     DATE       5% ($)    10% ($)
------------------        -------   ----------  ------------ ------------  --------   -------

William W.R. Elder        300,000       7.96%      0.875      09/21/03      72,524    160,259
                           50,000 *     1.33%      3.031      01/27/01 **   23,888     50,163
                           50,000 *     1.33%      3.031      12/14/01 **   23,888     50,163
                           50,000 *     1.33%      3.031      07/23/02 **   32,660     70,334

James T. Healy            250,000       6.64%      2.438      01/28/03     168,394    372,106
                          250,000 *     6.64%      3.031      09/16/02 **  163,300    351,672

Kenneth Schwanda            3,000       0.08%      2.031      03/20/03       1,683      3,720
                           50,000       1.33%      1.625      05/14/03      22,448     49,604
                            4,000 *     0.10%      3.031      12/14/01 **    1,911      4,013
                            7,500 *     0.20%      3.031      07/23/02 **    4,899     10,550

John E. Aldeborgh          50,000       1.33%      2.438      01/28/03      33,679     74,421
                            6,668 *     0.18%      3.031      05/23/00 **    2,072      4,244
                            8,333 *     0.22%      3.031      01/27/01 **    3,981      8,360
                           25,000 *     0.66%      3.031      12/14/01 **   11,944     25,082
                           50,000 *     1.33%      3.031      07/03/02 **   32,660     70,334
                           30,000 *     0.80%      3.031      02/10/03 **   25,122     55,514

Thomas E. Seidel           10,000       0.27%      2.438      01/28/03       6,736     14,884
                          200,000       5.31%      0.875      09/21/03      48,349    106,839
                           75,000 *     2.00%      3.031      01/30/02 **   48,990    105,502
                           50,000 *     1.33%      3.031      07/23/02 **   32,660     70,334
                            5,000 *     0.13%      3.031      02/10/03 **    4,187      9,252

Jeff Farrell                7,000       0.19%      2.438      01/28/03       4,715     10,419
                          100,000       2.66%      1.625      05/14/03      44,896     99,208
                           12,500 *     0.33%      3.031      04/30/03 **   10,468     23,131
                           10,000 *     0.30%      3.031      05/20/04 **   10,308     23,386

* Represents options that were repriced by the Company on February 9, 1998. The share amounts and vesting schedules remained the same as the original option; however, the term of the option was extended one year to compensate for a one-year blackout period following the repricing.

**   Includes  one-year  extended  term  pursuant  to  the option repricing (see above).

(1) Based on an aggregate of 3,764,407 options granted to all employees during fiscal year 1998, including 1,562,241 options that were repriced. Options granted in fiscal year 1998 expire in 2003 and typically vest in three equal annual installments commencing on the first anniversary of the date of grant.
(2) All options were granted at an exercise price equal to the fair market value based on the closing market value of common stock on the Nasdaq National Market on the date of grant with the exception of those options that were repriced as disclosed.

(3) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (5 years) at the annual rate specified (5% and 10%). This assumption is based on SEC rules and does not necessarily represent the expected rate of appreciation.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on option exercises in fiscal 1998 by the Named Executive Officers and the number and value of such officers' unexercised options at December 31, 1998. No SARs have been granted.


                                                    NUMBER OF              VALUE OF UNEXERCISED
                                                UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS AT
                       SHARES       VALUE        DECEMBER 31, 1998       DECEMBER 31, 1998 ($)(2)
                    ACQUIRED ON   REALIZED  --------------------------  --------------------------
       NAME         EXERCISE (#)   ($)(1)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------  ------------ ---------  -----------  -------------  -----------  -------------

William W.R. Elder          -0-         --      133,330        316,670           --         46,800
James T. Healy              -0-         --          -0-            -0-           --             --
Kenneth Schwanda            -0-         --       12,334         62,166           --             --
John E. Aldeborgh           -0-         --          -0-            -0-           --             --
Thomas E. Seidel            -0-         --       84,992        255,008           --         31,200
Jeff Farrell                -0-         --       11,667        117,833           --             --

(1) Market value of underlying securities (based on the fair market value of the Company's common stock on the Nasdaq National Market) at the time of exercise, minus the exercise price.

(2) Market value of securities underlying in-the-money options at the end of fiscal year 1998 (based on $1.031 per share, the closing price of Company's common stock on the Nasdaq National Market on December 31, 1998), less the exercise price.

     The Company has not established any long-term incentive plans or defined benefit or actuarial plans covering any of the Named Executive Officers.

10-YEAR  STOCK  OPTION  REPRICING

     The following table sets forth certain information regarding the participation of any executive officer in the Company's repricing of stock options for the previous 10 fiscal years.


                                                                                                   LENGTH OF
                                                                                                    ORIGINAL
                                                NUMBER OF                                         OPTION TERM
                                               SECURITIES   MARKET PRICE                           REMAINING
                                               UNDERLYING     OF STOCK   EXERCISE PRICE            AT DATE OF
                                              OPTIONS/SARS   AT TIME OF    AT TIME OF     NEW    REPRICING OR
                                               REPRICED OR  REPRICING OR  REPRICING OR  EXERCISE    AMENDMENT
            NAME                       DATE     AMENDED(#)  AMENDMENT($)  AMENDMENT($)  PRICE($)   (IN YEARS)
---------------------------------    --------  -----------  ------------  ------------  --------  -----------
William W.R. Elder                   02/09/98     50,000        3.0310        7.7500     3.0310       1.9
 Chairman of the Board, President    02/09/98     50,000        3.0310        8.6250     3.0310       1.8
 and Chief Executive Officer         02/09/98     50,000        3.0310        6.1250     3.0310       3.4
                                     12/14/95     50,000        8.6250       12.1250     8.6250       4.6
                                     01/15/91     20,000        1.2500        2.5000     1.2500       1.1
                                     01/15/91     60,000        1.2500        2.5000     1.2500       1.1
                                     01/15/91    120,000        1.2500        3.1250     1.2500       4.4
                                     06/08/90    120,000        3.1250        5.1250     3.1250       3.5

James T. Healy                       02/09/98    250,000        3.0310        5.9375     3.0310       3.6
 Former President and Chief
 Executive Officer

Kenneth Schwanda                     02/09/98      4,000        3.0310        8.6250     3.0310       2.8
 Vice President of Finance and       02/09/98      7,500        3.0310        6.1250     3.0310       3.4
 Chief Financial Officer

John E. Aldeborgh                    02/09/98      6,668        3.0310        4.0000     3.0310       1.3
 Former Executive Vice President,    02/09/98      8,333        3.0310        7.7500     3.0310       1.9
 Chief Customer Satisfaction         02/09/98     25,000        3.0310        8.6250     3.0310       2.8
 Officer; former Vice President and  02/09/98     50,000        3.0310        6.1250     3.0310       3.4
 General Manager, Ion Technology     02/09/98     30,000        3.0310        5.2500     3.0310       4.0
 Division                            07/20/95     25,000       12.1250       12.1250     8.6250       5.0
                                     01/15/91      4,000        1.2500        3.1250     1.2500       4.4
                                     06/08/90      4,000        3.1250       10.2500     3.1250       4.0

Thomas E. Seidel                     02/09/98     75,000        3.0310        8.3700     3.0310       2.9
 Executive Vice President and        02/09/98     50,000        3.0310        6.1250     3.0310       3.4
 Chief Technical Officer             02/09/98      5,000        3.0310        5.2500     3.0310       4.0

Jeff Farrell                         02/09/98     12,500        3.0310        8.0000     3.0310       4.2
 Vice President of Engineering       02/09/98     10,000        3.0310        4.1900     3.0310       5.3

Frederick E. Heslet, Ed.D.           02/09/98     25,000        3.0310        6.3750     3.0310       5.9
 Former Vice President,
 Chief Quality Officer

James McEleney.                      02/09/98      5,000        3.0310        8.0000     3.0310       3.2
 Former Vice President,              02/09/98     10,000        3.0310        6.1250     3.0310       3.4
 General Manager,                    02/09/98       3,00        3.0310        5.2500     3.0310       4.0
 Ion Technology Products             02/09/98     20,000        3.0310        3.8750     3.0310       4.1

Michael Mitchell                     02/09/98      1,000        3.0310        8.6250     3.0310       0.8
 Director of Operations              02/09/98      2,000        3.0310        5.2550     3.0310       2.0
                                     02/09/98      5,000        3.0310        4.1900     3.0310       2.3
                                     12/14/95      1,000        8.6250       15.6250     8.6250       4.8

James Burns                          12/14/95     25,000        8.6250       12.1250     8.6250       4.6
 Former Executive Vice President
 and General Manager, Thin Film
 Division

W. Wayne Carlson                     01/15/91     20,000        1.2500        3.1250     1.2500       4.4
 Former Vice President and           06/08/90     20,000        3.1250        8.3800     3.1250       3.9
 General Manager, Ion Technology
 Division

William Cole                         12/14/95     25,000        8.6250       12.1250     8.6250       4.6
 Former Vice President, Sales

Kevin Conlon                         12/14/95     25,000        8.6250       12.1250     8.6250       4.6
 Former Vice President, Marketing

Frank Deak                           06/08/90     10,000        3.1250        5.1250     3.1250       3.5
 Former Vice President,
 Information Services

Richard Hannigan                     01/15/91     20,000        1.2500        2.5000     1.2500       1.1
 Former Executive Vice President     01/15/91     20,000        1.2500        2.5000     1.2500       1.1
 and Chief Financial Officer         01/15/91     20,000        1.2500        3.1250     1.2500       4.4
                                     06/08/90     20,000        3.1250        5.1250     3.1250       3.5

William Harshberger                  01/15/91     14,000        1.2500        3.1250     1.2500       4.4
 Former Vice President,              01/15/91      4,000        1.2500        3.0000     1.2500       4.5
 Japan Operations and Chief          06/08/90     14,000        3.1250        5.1250     3.1250       3.5
 Technologist

Michael Hernandez                    01/15/91     11,000        1.2500        2.5000     1.2500       2.0
 Former Vice President,              01/15/91      3,000        1.2500        3.1250     1.2500       4.4
 Human Resources                     01/15/91      4,000        1.2500        3.0000     1.2500       4.5
                                     06/08/90      3,000        3.1250        8.3800     3.1250       4.2

Michael McCann                       01/15/91      6,000        1.2500        2.5000     1.2500       1.1
 Former Vice President, Sales        01/15/91        800        1.2500        2.5000     1.2500       1.1
                                     01/15/91      2,000        1.2500        2.5000     1.2500       1.1
                                     01/15/91      6,000        1.2500        2.5000     1.2500       2.1
                                     01/15/91     10,000        1.2500        5.1250     1.2500       2.9
                                     01/15/91      4,000        1.2500        3.0000     1.2500       4.5

Eric Newton                          01/15/91      8,000        1.2500        3.1250     1.2500       4.4
 Former General Manager,             01/15/91      4,000        1.2500        3.0000     1.2500       4.5
 Thin Film Products                  06/08/90      8,000        3.1250        5.1250     3.1250       3.2

Ken Norcross                         01/15/91     10,000        1.2500        3.1250     1.2500       4.4
 Former Vice President,              01/15/91      7,000        1.2500        3.0000     1.2500       4.5
 Customer Service                    06/08/90     10,000        3.1250        8.3800     3.1250       4.1

Ernerst Qinones                      12/14/95     10,000        8.6250       15.6250     8.6250       4.8
 Former Vice President of Finance    01/15/91      4,000        1.2500        3.1250     1.2500       4.4
                                     01/15/91      2,000        1.2500        3.0000     1.2500       4.5
                                     06/08/90      4,000        3.1250       10.2500     3.1250       4.0

Kent Robertson                       12/14/95     75,000        8.6250       12.3750     8.6250       4.5
 Former Chief Financial Officer

Kenneth L. Schroeder                 05/15/91    100,000        1.2500        3.1250     1.2500       4.4
 Former President and Chief          06/08/90    100,000        3.1250        4.5000     3.1250       4.9
 Operating Officer

Clifford Smedley                     01/15/91     24,000        1.2500        2.5000     1.2500       2.0
 Former Vice President,              01/15/91     10,000        1.2500        3.1250     1.2500       4.4
 New Business Development            01/15/91     10,000        1.2500        3.1250     1.2500       4.4
                                     01/15/91      4,000        1.2500        3.0000     1.2500       4.5
                                     06/08/90     10,000        3.1250        5.1250     3.1250       3.5
                                     06/08/90     10,000        3.1250        8.3800     3.1250       4.2

                          COMPENSATION COMMITTEE REPORT

OPTION  REPRICING

     On January 28, 1998 the Board of Directors authorized the repricing of certain stock options at the fair market value of the Company's common stock as of February 9, 1998. The Company and the Board of Directors took this action in order to address concerns regarding the retention of the Company's key employees in a climate of intense competition for experienced personnel. Pursuant to the option repricing, all individuals who held stock options granted under the Company's 1991 Incentive Stock Option Plan were offered the opportunity to exchange all of their stock options with an exercise price of greater than $3.03 for a like number of options at an exercise price of $3.03 per share, the fair market value of the Company's common stock on February 9, 1998. Participants in the February 1998 repricing were required to agree not to exercise their new options for a period of one year (the "blackout period"). The original expiration dates of the stock options cancelled and reissued pursuant to the repricing were extended for one year to compensate for the blackout period. On February 9, 1998 options to purchase 1,652,241 shares of common stock at exercise prices ranging from $4.00 to $8.625 -per share were repriced at an exercise price of $3.03 per share.

EXECUTIVE  COMPENSATION

     The objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executives while aligning their compensation with the achievements of key business objectives, maximization of shareholder value and optimal satisfaction of customers.

     The  Compensation  Committee  is  responsible  for:

1. Determining the specific executive compensation methods to be used by the Company and the participants in each of those specific programs;

2. Determining the evaluation criteria and timelines to be used in those programs;

3. Determining the processes that will be followed in the ongoing administration of the programs; and

4.     Determining  their  role  in  the  administration  of  the  programs.

     All of the actions take the form of recommendations to the full Board of Directors where final approval, rejection or redirection will occur. The
Compensation Committee is responsible for administering the compensation programs for all Company officers. The Compensation Committee has delegated the responsibility of administering the compensation programs for all other Company employees to the Company's officers.

     Currently,  the Company uses the following executive compensation vehicles:

- Cash-based programs: Base salary, Annual Incentive Bonus Plan, Annual Profit Sharing Plan, and a Sales Incentive Commission Plan; and

- Equity-based programs: 1991 Incentive Stock Option Plan and the 1989 Employee Stock Purchase Plan.

     These programs apply to the Chief Executive Officer and all executive level positions, except for the Sales Incentive Commission Plan, which only includes executives directly responsible for sales activities. Periodically, but at least once near the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.

     The criteria for determining the appropriate salary level, bonus and stock option grants for the Chief Executive Officer and each of the executive officers include (a) Company performance as a whole, (b) business unit performance (where appropriate) and (c) individual performance objectives. Company performance and business unit performance are measured against both strategic and financial goals. Examples of these goals are to obtain: operating profit, revenue growth, timely new product introduction, and shareholder value (usually measured by the Company stock price). Individual performance is measured to specific objectives relevant to the individual's position and a specific time frame.

     These criteria are usually related to a fiscal year time period, but may, in some cases, be measured over a shorter or longer time frame.

     The processes used by the Compensation Committee include the following steps:

1. The Compensation Committee periodically receives information comparing the Company's pay levels to other companies in similar industries, other leading companies (regardless of industry) and competitors. Primarily national and regional compensation surveys are used.

2. At or near the start of each evaluation cycle, the Compensation Committee meets with the Chief Executive Officer to review, revise as needed, and agree on the performance objectives set for the other executives reporting to the Chief Executive Officer. The Chief Executive Officer and Compensation Committee jointly set the Company objectives to be used. The business unit and individual objectives are formulated jointly by the Chief Executive Officer and the specific individual. The Compensation Committee also, with the Chief Executive Officer, jointly establishes and agrees on their respective performance objectives.

3. Throughout the performance cycle review, feedback is provided by the Chief Executive Officer, the Compensation Committee and full Board, as appropriate.

4. At the end of the performance cycle, the Chief Executive Officer evaluates each executive's relative success in meeting the performance goals. The Chief Executive Officer makes recommendations on salary, bonus and stock options, utilizing the comparative results as a factor. Also included in the decision criteria are subjective factors such as teamwork, leadership contributions and ongoing changes in the business climate. The Chief Executive Officer reviews the recommendations and obtains Compensation Committee approval. The Compensation Committee also determines the level of salary and bonus and the terms of stock option grants for the Chief Executive Officer.

5. The final evaluations and compensation decisions are discussed with each executive by the Chief Executive Officer or Compensation Committee, as appropriate.

     The Compensation Committee feels that the compensation vehicles used by the Company, generally administered through the process as outlined above, provide a fair and balanced executive compensation program related to the proper business issues. In addition, it should be noted that compensation vehicles will be reviewed and, as appropriate, revised in order to attract and retain new executives in addition to rewarding performance on the job.

                                         Respectfully  submitted  by:

                                         Frederick  Forsyth
                                         Todd  S.  Myhre
                                         Mario  M.  Rosati


                                PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total shareholder return among the Company, the NASDAQ Stock Market-US Index and the H & Q Technology Index for the period from December 31, 1993 (the last trading day before the beginning of the Company's 1994 Fiscal Year) through 1998 Fiscal Year End for the Company. The graph assumes that $100 was invested in the Company's common stock, in the NASDAQ Stock Market-US Index and the H&Q Technology Index on December 31, 1993 and all dividends were reinvested. Historic stock price performance is not necessarily indicative of future stock price performance.

     EDGAR  REPRESENTATION  OF  DATA  POINTS  USED  IN  PRINTED  GRAPHIC


            GENUS, INC.   NASDAQ STOCK MARKET (U.S.)   H&Q TECHNOLOGY
            -----------   --------------------------   --------------
12/93          $   100          $   100                   $    100
12/94              267               98                        120
12/95              250              138                        180
12/96              183              170                        223
12/97              111              209                        262
12/98               34              293                        407


                          TRANSACTIONS WITH MANAGEMENT

CHANGE  OF  CONTROL  SEVERANCE  AGREEMENTS

     Certain executive officers and key employees have severance agreements with the Company that provide severance benefits in the event that the officer's or employee's employment with the Company is "Involuntarily Terminated" or otherwise terminated without "Cause" within a specified period of time (either six months or one year) following a "Change of Control." The severance benefits include a cash payment of a specified percentage (either 600% or 1200%) of the executive's or employee's monthly base pay. The severance agreements define "Cause" to include an act of dishonesty intended to result in substantial gain or personal enrichment; conviction of an illegal act with respect to his or her employment by the Company; and willful violations of the executive's or key employee's obligations to the Company. The severance agreements define "Involuntary Termination" to include a reduction in base compensation; a relocation of the executive or key employee to a location more than 50 miles from the executive or key employee's present location; a material reduction in benefits or a material increase in the executive's or employee's cost of benefits; significant reduction of the executive's or key employee's duties or responsibilities; or the failure or refusal of a successor company to assume the Company's obligations under the severance agreements. The severance agreements define "Change of Control" to mean the occurrence of any of the following events: (i) any person becomes the beneficial owner of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) a change in the composition of the Board of Directors occurring within a two-year period, as a result of which fewer than a majority of the directors are incumbent directors; or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

TERMINATION  OF  EMPLOYMENT  AGREEMENTS

     In January 1998, the Company entered into a Settlement Agreement and Mutual Release with John E. Aldeborgh (the "Aldeborgh Agreement") in connection with Mr. Aldeborgh's resignation from the Company effective as of June 30, 1998. Pursuant to the Aldeborgh Agreement, the Company continued to pay Mr. Aldeborgh $18,500 per month, less applicable withholding, for nine months from the date of his resignation.

     In April 1998, the Company entered into a Settlement Agreement and Mutual Release with James T. Healy (the "Healy Agreement") in connection with Mr. Healy's resignation from the Company effective as of April 30, 1998. Pursuant to the Healy Agreement, the Company continued to pay Mr. Healy $25,000 per month, less applicable withholding, for nine months from the date of his resignation.

     In  May  1998,  the  Company entered into a Settlement Agreement and Mutual
Release with Mary F. Bobel (the "Bobel Agreement") in connection with Ms. Bobel's resignation from the Company effective as of August 7, 1998. Pursuant to the Bobel Agreement, the Company continued to pay Ms. Bobel $13,750 per month, less applicable withholding, for nine months from the date of her resignation.

     In May 1998, the Company entered into a Settlement Agreement and Mutual Release with Frederick E. Heslet, Ed.D. (the "Heslet Agreement") in connection with Dr. Heslet's resignation from the Company effective as of May 30, 1998. Pursuant to the Heslet Agreement, the Company continued to pay Dr. Heslet $11,600 per month, less applicable withholding, for six months from the date of his resignation.

     See also "Compensation Committee Interlocks and Insider Participation" above.


                                  PROPOSAL TWO

                  AMENDMENT OF 1991 INCENTIVE STOCK OPTION PLAN

GENERAL

     The 1991 Incentive Stock Option Plan ("1991" Option Plan") was adopted by the Board of Directors in February 1991. Prior to January 1998, a total of 3,653,006 shares of common stock were reserved for issuance thereunder. In February 1999, the Board of Directors approved an amendment to the 1991 Option Plan to increase the number of shares of common stock reserved for issuance thereunder by 500,000 to a total of 4,153,006 shares. The Board of Directors recommends that the shareholders vote to approve this amendment of the 1991 Option Plan.

     All employees, including officers and directors, and consultants of the Company or any of its designated subsidiaries are eligible to be granted options under the 1991 Option Plan. In addition, non-employee directors are eligible for option grants under the Automatic Grant Plan described below. As of March 22, 1999, 81 full-time employees (including officers and directors), 0 part-time employees and 7 consultants were eligible for grants under the 1991 Option Plan, while 3 non-employee directors were eligible for grants under the Automatic Grant Plan.

     Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or "nonstatutory options." As of March 22,1999, options to purchase 872,610 shares had been exercised, options to purchase 2,193,390 shares were outstanding and 1,087,006 shares were available for future grant. The closing price of the Company's common stock reported on the NASDAQ National Market system on March 22, 1999, was $2.00 per share. The essential features of the 1991 Option Plan are outlined below.

PURPOSE

     The 1991 Option Plan replaced the 1981 Option Plan, which terminated in December 1991. The purposes of the 1991 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive and to promote the success of the Company's business.

ADMINISTRATION

     The 1991 Option Plan provides for administration by the Board of Directors of the Company or by a committee of the Board. The 1991 Option Plan is currently being administered by the Board of Directors. No member of the Board who is eligible to participate in the plan may vote on any option to be granted to himself or take part in any consideration of the 1991 Option Plan as it applies to himself. The interpretation and construction of any provision of the 1991 Option Plan by the Board shall be final and conclusive. Members of the Board receive no compensation for their services in connection with the administration of the 1991 Option Plan.

ELIGIBILITY

     The 1991 Option Plan provides that options may be granted to employees, including officers and directors, and consultants of the Company or any of its designated subsidiaries. Except with respect to non-employee directors ("Outside Directors"), the Board of Directors selects the optionees and determines the number of shares to be subject to each option and the time or times at which shares become exercisable under the option. In making such determination, the duties and responsibilities of the employee or consultant, the value of his or her services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors are taken into account. There is a $100,000 limit on the aggregate market value of shares subject to all incentive stock options that are exercisable for the first time in any one calendar year.

PERFORMANCE-BASED  COMPENSATION  LIMITATIONS

     No employee shall be granted in any fiscal year of the Company options to acquire in the aggregate 400,000 shares of common stock. The foregoing limitation, which shall adjust proportionately in connection with any change in the Company's capitalization, is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code. In the event that the Committee determines that such limitation is not required to qualify options as performance-based compensation, the Committee may modify or eliminate such limitation.

OUTSIDE  DIRECTORS'  OPTIONS

     The 1991 Option Plan provides that, with respect to Outside Directors, nonstatutory options shall be automatically granted to Outside Directors on a yearly basis from their initial appointment or election in order to provide an incentive to Outside Directors of the Company ("Automatic Grant Program"). The exercise price of options granted under the Automatic Grant Program is the fair market value of the Company's common stock on the date of the automatic grant. Outside Directors may not be granted options under the 1991 Option Plan except under the Automatic Grant Program.

     Each Outside Director receives an automatic grant on the date of his or her appointment or election to the Board of an initial option to purchase 5,000 shares of common stock and, for as long as he or she continues to serve as an Outside Director, receives an automatic grant on February 7 of each year of an option to purchase an additional 5,000 shares of common stock. These options become exercisable cumulatively with respect to 1/12th of the underlying shares on the last day of each month following the date of grant and have a term of five years from the date of grant.

TERMS  OF  OPTIONS

     The terms of the options granted under the 1991 Option Plan (other than options granted to Outside Directors pursuant to the Automatic Grant Program ("Outside Director Options")) are determined by the Board of Directors. Each option granted under the 1991 Option Plan is evidenced by a stock option agreement between the Company and the employee to whom such option is granted and is subject to the following additional terms and conditions:

     Exercise of the Option. The Board of Directors determines when options granted under the 1991 Option Plan (other than Outside Director Options) may be exercised. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of common stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, promissory note, exchange of shares of the Company's common stock or such other consideration as determined by the Board of Directors and as permitted by the California Corporations Code.

     Option Price. The option price under the 1991 Option Plan (other than Outside Director Options) is determined by the board of Directors. The option price of incentive stock options may not be less than 100% of the fair market value of the Company's common stock on the date the option is granted and the exercise price of nonstatutory stock options may not be less than 85% of the fair market value of the common stock on the date the option is granted. However, in the case of options granted to an optionee who owns more than 10% of the voting power or value of all classes of stock of the Company, the per share exercise price of any option must not be less than 110% of the fair market value on the date of grant. The Board of Directors of the Company or its committee determines such fair market value based upon the closing price of the common stock in the NASDAQ National Market System on the date the option is granted.

     Termination of Employment. The 1991 Option Plan provides that if the optionee's employment by the Company is terminated for any reason other than death, options may be exercised not later than three months (or, in the case of a nonstatutory stock option, such other period of time not exceeding six months as is determined by the Board and specified in the option agreement) after such termination and may be exercised only to the extent the options were exercisable on the date of termination.

     Death. If an optionee should die while employed by the Company, options may be exercised at any time within twelve months after the date of death but only to the extent that the options were exercisable on the date of death.

     Term of Options. Options granted under the 1991 Option Plan (other than Outside Director Options) expire 10 years from the date of grant, unless a shorter term is provided in the option agreement. However, incentive stock options granted to an optionee who, immediately before the grant of such option, owns more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation may not have terms of more than five years.

     Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

     Acceleration of Options. In the event of a merger or sale of assets of the Company, options shall be assumed or substituted for by the successor corporation or the optionee's right to exercise outstanding options shall be accelerated in full.

     Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1991 Option Plan as may be determined by the Board of Directors or its committee.

ADJUSTMENT  UPON  CHANGES  IN  CAPITALIZATION

     In the event any change, such as a stock split or dividend, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the option price and in the number of shares subject to each option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options automatically terminate immediately prior to the consummation of such action unless otherwise provided by the Board. The Board of Directors may in its discretion make provision for accelerating the exercisability of shares subject to options under the 1991 Option Plan in such event.

AMENDMENT  AND  TERMINATION

     The Board of Directors may amend the 1991 Option Plan at any time or from time to time or may terminate it without approval of the shareholders. To the extent required by applicable law, shareholder approval shall be obtained of any Plan amendment. No action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1991 Option Plan without the consent of the effected optionee. The 1991 Option Plan will terminate by its terms in 2001.

TAX  INFORMATION

     Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory options.

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     Options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time a nonstatutory option is granted. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the Optionee with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

VOTE  REQUIRED

     Affirmative votes constituting a majority of the Votes Cast will be required to approve and ratify the amendment of the 1991 Option Plan.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1991 INCENTIVE STOCK OPTION PLAN.


                                 PROPOSAL THREE

                 AMENDMENT OF 1989 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The 1989 Employee Stock Purchase Plan ("Purchase Plan") was adopted by the board of Directors in March 1989 and approved by the shareholders in May 1990. In February 1999, the Board of Directors amended the Purchase Plan, subject to shareholder approval, to increase the number of shares of common stock reserved for issuance thereunder by 300,000 shares, from 2,050,000 to 2,350,000 shares. As of March 22, 1999, 1,862,608 shares had been issued under the Purchase Plan, and 487,392 shares remained available for future issuances under the Purchase Plan.

PURPOSE

     The purpose of the Purchase Plan is to provide employees of the Company (and any of its subsidiaries which are designated by the Board of Directors) who participate in the plan with an opportunity to purchase common stock of the Company through payroll deductions.

ADMINISTRATION

     The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board. All questions of interpretation or application of the plan are determined at the sole discretion of the Board of Directors or its committee. The Purchase Plan is currently being administered by the Board of Directors. Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan but may not vote on any matter affecting the administration of the plan or the grant of any option pursuant to the plan, or be a member of any committee appointed to administer the plan. No charges for administrative or other costs may be made against the payroll deductions of a participant in the plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Purchase Plan.

ELIGIBILITY

     Any person who is employed by the Company (or by any of its subsidiaries which are designated from time-to-time by the Board) for at least 20 hours per week and more than five months in a calendar year on the date his or her participation in the plan is effective is eligible to participate in the Purchase Plan. As of March 22, 1999 approximately 65 employees were eligible to participate in the Purchase Plan.

OFFERING  DATE

     The Purchase Plan is implemented by overlapping 24-month offering periods containing four six-month purchase periods. New offering periods commence every six months. The purchase periods generally commence on July 1 and January 1 of each year. The Board of Directors may change the duration of the offering periods without shareholder approval.

PURCHASE  PRICE

     The purchase price per share at which shares are sold under the Purchase Plan is the lower of 85% of fair market value of the common stock on the date of commencement of the 24-month offering period or 85% of the fair market value of the common stock on the last day of the six-month purchase period. Eligible employees are automatically re-enrolled in the offering period with the lower of 85% of fair market value of the common stock on the date of commencement of such 24-month offering period. The fair market value of the common stock on a given date shall be determined by the Board of Directors based upon the reported closing price in the NASDAQ National Market System on such date.

PAYMENT  OF  PURCHASE  PRICE;  PAYROLL  DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 10% of a participant's eligible compensation. A participant may discontinue his or her participation in the plan or may decrease, but not increase, the rate of payroll deductions at any time during the offering period.

     All payroll deductions are credited to the participant's account under the plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

PURCHASE  OF  STOCK;  EXERCISE  OF  OPTION

     At the beginning of each offering period, by executing a subscription agreement to participate in the Purchase Plan, each employee is in effect granted an option to purchase shares of common stock. The maximum number of shares placed under option to a participant in an offering is determined by dividing the compensation which such participant has elected to have withheld during the offering period by 85% of the fair market value of the common stock at the beginning of the offering period or ending of a purchase period, whichever is lower.

WITHDRAWAL

     While each participant in the Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the plan. Such withdrawal may be elected at any time prior to the end of the applicable 24-month offering period. A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION  OF  EMPLOYMENT

     Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

CHANGES

     In the event of any change, such as stock splits or stock dividends, made in the capitalization of the Company that results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the purchase price per share, subject to any required action by the shareholders of the Company.

AMENDMENT  AND  TERMINATION  OF  THE  PLAN

     The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the plan. The Purchase Plan will by its terms terminate in 2009.

TAX  INFORMATION

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

VOTE  REQUIRED

     The approval of the amendment to the Purchase Plan requires the affirmative vote of a majority of the Votes Cast.

RECOMMENDATION

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  THAT  THE  SHAREHOLDERS VOTE FOR THE
APPROVAL  OF  THE  AMENDMENT  TO  THE  1989  EMPLOYEE  STOCK  PURCHASE  PLAN.


                                  PROPOSAL FOUR

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the year ending December 31, 1999, and recommends that the shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. PricewaterhouseCoopers LLP has audited the Company's financial statements since the year ended December 31, 1982. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                                   THE  BOARD  OF  DIRECTORS

Dated:  April  19,  1999


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   GENUS, INC.

                       1999 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of GENUS, INC., a California corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 19, 1999, and hereby appoints William W.R. Elder and Kenneth Schwanda proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of Genus, Inc. to be held on Wednesday, May 19, 1999 at 10:00 a.m., local time, at The Network Meeting Center located at 5201 Great America Parkway, Suite 122, in Santa Clara, California, 95054, and any continuation(s) or adjournment(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

                           -  FOLD AND DETACH HERE  -

                                                                Please mark your
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                     FOR  all  nominees  listed   WITHHOLD  authority  to  vote
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1.     Election of directors:     [   ]                    [   ]

     IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

     William  W.R.  Elder,  Todd  S.  Myhre,  G. Frederick Forsyth, and Mario M.
Rosati

2. Proposal to approve the amendment of the Company's 1991 Incentive Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder by 500,000 shares.

         FOR               AGAINST               ABSTAIN
        [   ]               [   ]                 [   ]

3. Proposal to approve the amendment of the Company's 1989 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 300,000 shares.

         FOR               AGAINST               ABSTAIN
        [   ]               [   ]                 [   ]

4. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company's financial statements for the fiscal year ending December 31, 1999.

         FOR               AGAINST               ABSTAIN
        [   ]               [   ]                 [   ]

5. In the discretion of the proxy holders, upon such other matter or matters which may properly come before the meeting and any continuation(s) or adjournment(s) thereof.

         FOR               AGAINST               ABSTAIN
        [   ]               [   ]                 [   ]

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE 1991 INCENTIVE STOCK OPTION PLAN, FOR THE AMENDMENT OF THE 1989 EMPLOYEE STOCK PURCHASE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND IN THE DISCRETION OF THE PROXY HOLDERS, UPON SUCH OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY CONTINUATION(S) OR ADJOURNMENT(S) THEREOF.

Signature(s)_________________________________            Date  __________,  1999

(This Proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                           -  FOLD AND DETACH HERE  -